Exhibit 10.45

DATED August [_8_], 2021

STERLING WISCONSIN, LLC

and BIOSIGHT LTD.

MASTER AGREEMENT

THIS AGREEMENT dated is made BETWEEN:

(1)	STERLING WISCONSIN, LLC a limited liability company organized under the laws of Wisconsin (“the Supplier”); and

(2)	BIOSIGHT LTD., a limited liability company organized under the laws of Israel (“the Purchaser”).

The Supplier and the Purchaser are collectively referred to as the “Parties” and each individually as a “Party”.

BACKGROUND

(A)	The Supplier is in the business of manufacturing and supplying active pharmaceutical ingredients, intermediates and other pharmaceutical ingredients.

(B)	The Purchaser wishes to appoint the Supplier to Manufacture and supply the Products to the Purchaser under this MA.

(C)	The Supplier shall Manufacture and supply the Products on the terms of this MA and on the terms set out in individual Product Orders to be executed by the Parties from time to time, the Price List and to the regulatory and compliance standards provided for within the Quality Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	The definitions and rules of interpretation in this Section 1 apply:

“Affiliate”	means, in relation to either Party, any person, firm, trust, partnership, corporation, company or other entity or combination thereof that directly or indirectly Controls such Party, is Controlled by such Party or is under the common Control with such Party (and for the purpose of this expression “Control” shall mean in relation to any Party, the beneficial ownership of fifty percent (50%) or more (including ownership by trusts with substantially the same beneficial interests) of the issued share capital of, or the legal power to direct or cause the direction of the general management of the Party in question or its holding company or parent undertaking;

“Approvals”	means all registrations with and approvals from the relevant Regulatory Authority necessary to market and sell the relevant Product.

“Background”	means, with respect to either Party, all rights in Intellectual Property, and embodiments thereof that:

(a)	come into the ownership or control of or are licensed to that Party on or after the Effective Date other than Foreground; or
(b)	were owned by, controlled by or licensed to that Party prior to the Effective Date;

“Business Day”	means a day which is not Friday, Saturday or Sunday or a bank or national holiday in the United States of America or Israel;

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“Cancellation Fee”	has the meaning given in Clause 5.2;

“Change Order”	means a document detailing changes, agreed between the Parties, to a Product Order;

“Commercially Reasonable Efforts”	means, with respect to the efforts to be expended by either Party with respect to any objective, such reasonable and diligent efforts as such Party would normally use to accomplish a similar objective under similar circumstances as expeditiously as possible, which in no event shall be less than the standard of care generally adhered to in the industry of such Party for the providing of such efforts, but for the avoidance of doubt, it shall not involve incurring material expense which would not reasonably be expected by the Party concerned at the Effective Date and/or material risk which would not reasonably be expected by the Party concerned at the Effective Date;

“Confidential Information”	means in relation to each Party, all information of a confidential nature, including data, know-how and trade secrets relating to its business which come into the possession of the other Party pursuant to this MA, whether orally, or in documentary, electronic, or other form including the existence and terms of this MA;

“Contract Year”	means the period of twelve (12) months from and including the Effective Date and each consecutive period of twelve (12) months thereafter except that the last Contract Year of this MA shall be for such shorter period that commences on an anniversary of the Effective Date and expires on the expiration or termination of this MA;

“Delivery Date”	means the expected delivery date for each batch of Product as specified in the applicable Product Order;

“Effective Date”	means the date of this MA;

“End-Product”	means the formulated drug product manufactured by or for the Purchaser, of which the Product forms part;

“Force Majeure Event”	means any circumstances arising from or attributable to acts, events, omissions or accidents beyond the affected Party’s reasonable control, including but not limited to: acts of God including adverse weather conditions or , other natural disaster; epidemic, pandemic or disease that is required by law to be notified to a government or a public or regulatory authority, war, threat of or preparation for war, armed conflict, imposition of sanctions, embargo, import or export controls, breaking off of diplomatic relations or similar actions; terrorist attack, civil commotion or riots; nuclear, chemical or biological contamination; compliance with any law; any action taken by a government or by a public or regulatory authority; malicious or accidental damage; loss at sea; collapse of building structures, failure of plant machinery, machinery, computers or vehicles; any labour dispute, including but not limited to strikes, industrial action or lockouts; non-performance by suppliers or subcontractors; shortage of raw materials; and interruption or failure of utility service, including but not limited to electric power, gas, water, internet or data services.

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“Foreground”	means Purchaser’s Foreground and Supplier Foreground;

“Good Manufacturing Practice” or “GMP”	means current practices with respect to the Manufacture of the Product being those practices from time to time required by:

(a)	the International Conference on Harmonisation Guidelines, ICHQ7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients; and/or

(b)	those practices from time to time required by provisions of 21 C.F.R., by the parts 210 and 211 and all applicable rules, regulations, orders and guidance published thereunder; and/or subject to prior approval by the Supplier, those practices from time to time required by the regulations applicable to the supply of End-Product in such locality as the Purchaser may wish to supply the End-Product provided that such requirements shall in any event be no more onerous than the requirements set out in (a) and (b) above;

“Independent Laboratory”	means such laboratory as shall be mutually agreed between the Parties as shall be used for the purpose of Section 8;

“Insolvency Event”	means in relation to a Party, dissolution, liquidation, arrangement for the benefit of creditors, having a receiver appointed, bankruptcy or other insolvency or restructuring process (other than in relation to a solvent restructuring), or that Party suspends, or threatens to suspend, or ceases or threatens to cease to carry on all or a substantial part of its business;

“Intellectual Property” or “Intellectual Property Rights”	means all and any intellectual property of whatever nature in any part of the world including, without limitation, rights in designs, unregistered design right, registered designs, copyright, moral rights, rights in databases, patents, rights to inventions, trademarks, trade names and domain names, rights in get-up, rights to goodwill and to sue for passing off and unfair competition, know-how, trade secrets, logos, information, data, formulas, technology, techniques rights in confidential information, in each case whether registered or unregistered and including any and all applications (and rights to apply) for such rights, any renewals, extensions, divisions, continuations, continuations-in-part, additions, registrations, confirmations, re-examinations, supplementary protection certificates, or reissues;

“Losses”	means all liabilities, claims, demands, damages, losses, costs, expenses or money judgments (including attorney’s fees and investigative and production costs) resulting from any actual or threatened third party claim, demand or action;

“Manufacture” or “Manufacturing”	means all steps involved in the production of Product, as set forth in the applicable Product Order, including processing, preparation, assembling, testing, labelling, packaging, and storage of Product at the Manufacturing Site;

“Manufacturing Licenses”	means all licenses and/or permits necessary for or required in connection with the Manufacture of the Product at the Manufacturing Site;
“Manufacturing Site”	means the manufacturing facility of the Supplier as specified in the Product Order;

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“Materials”	means the raw materials (including starting materials) and components used in the Manufacture of the Product;

“Minimum Lead Time”	means the period of time between the Product Order and the Delivery Date in relation to the relevant Product, as specified in the relevant Product Order;

“MA”	means this Master Agreement;

“Non-conforming Product”	as defined in Section 8.2;

“PPI Index”	means the Producer Price Index for Pharmaceutical Preparation Manufacturing as published by the U.S. Bureau of Labor Statistics or such other index as the Parties may agree in writing;

“Price”	means the price of the Product as set out in the applicable Product Order and calculated in accordance with the Price List;

“Price List”	means a price list that forms part of this MA and is attached hereto at Appendix 1. Subject to Section 10, the Price List will set out the prices for the Products and Supplier’s services at different development stages throughout the Term;

“Product”	means the product to be Manufactured and supplied as set out in the applicable Product Order;

“Product Order”	means an order that forms part of this MA for each Product order substantially in the form set out in Appendix 2 (Form of Product Order) and executed by authorized representatives of the Purchaser and the Supplier;

“Purchaser Foreground”	means any Intellectual Property first created, made, conceived, discovered or reduced to practice as a direct result of the performance by the Purchaser of its respective obligations under this MA;

“Purchaser’s Intellectual Property “	Means: (a) Purchaser’s Foreground and (b) all data, information and Intellectual Property first created, made, conceived, discovered or reduced to practice as a direct result of the performance by the Supplier of its respective obligations under this MA or related to Purchaser’s Confidential Information, Purchaser’s Background, the Purchaser-Supplied Materials, the Product, or the End Product other than such data, information or Intellectual Property of a general nature related to Supplier’s business, manufacturing processes, quality control, testing and compliance procedures, Supplier’s Background or general microbial production;

“Purchaser Supplied Materials”	means all Materials to be supplied by, or on behalf of, the Purchaser for the performance of the processing activities (if any) as set forth in the applicable Product Order;

“Quality Agreement”	means an agreement that forms part of this MA for each Product and executed by authorized representatives of the Purchaser and Supplier, setting out the responsibilities of the Parties in relation to quality assurance and control obligations in connection with the production and shipment of the Product as required for compliance with GMP;

“Regulatory Authority”	means any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other governmental authority involved in the granting of regulatory or similar approvals for pharmaceutical products;

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“Reserved Time Slot”	means the applicable time slots for the Manufacturing as specified in each Product Order;

“Specification(s)”	means the specification(s) for the Product as set out in the applicable Product Order;

“Supplier Foreground”	means any Intellectual Property first created, made, conceived, discovered or reduced to practice as a direct result of the performance by the Supplier of its obligations under this MA, other than Purchaser Intellectual Property;

“Supplier Supplied Materials”	means any Materials that are necessary for the performance of manufacturing and supplying the Products which are not included within the definition of the “Purchaser Supplied Materials”;

“Term”	means the term of this MA specified under Section 26; and

“Wasted Conversion Costs”

any costs (both internal and external) outlined in the Product Order which are reasonably incurred by the Supplier in anticipation of Manufacturing Product which cannot be reutilized, cancelled or reallocated (including but not limited to Manufacturing costs, the cost of raw materials, packaging and waste costs and transportation and storage costs);

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1.2	For the purposes of this MA:

1.2.1	the headings and recitals are for convenience only and they shall not affect its construction or meaning;

1.2.2	references to Sections, Recitals, Appendices, Schedules and Paragraphs are to sections of, recitals, appendices and schedules to and paragraphs of this MA;

1.2.3	the Schedules and Appendices form part of this MA and the expression “this MA” includes the Schedules and Appendices;

1.2.4	unless otherwise expressly stated, references to any statute, statutory instrument, or regulation shall mean a reference to the current provision as amended from time to time, any successor legislation thereto and any regulations promulgated thereunder;

1.2.5	unless the context otherwise requires, words denoting the singular shall include the plural and vice versa and references to any gender shall include all other genders;

1.2.6	references to any person (which for the purposes of this MA shall include bodies corporate, unincorporated associations, partnerships, limited liability partnerships, limited liability companies, governments, governmental agencies and departments, statutory bodies or other entities, in each case whether or not having a separate legal personality) shall include the person’s permitted successors and assigns; and

1.2.7	general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things and each reference throughout this MA to “includes” or “including” shall be construed without limitation.

2.	FRAMEWORK AGREEMENT

2.1	This MA governs the overall relationship of the Parties and together with the Price List, any relevant Product Orders and Quality Agreement, sets out the terms and conditions which shall govern the Manufacture and supply by the Supplier of each of the Products and the performance of activities under this MA.

Product Orders

2.2	This MA is structured so that a separate Product Order shall be entered into for the development work, Manufacture and supply of different batches of the Product at different stages of development throughout the Term (it being understood that a particular Product Order may include an entire Product family and multiple Products as may be agreed to by the Parties and set forth in such Product Order).

2.3	Subject to the provisions of Section 5 below, each Product Order shall be agreed in the following manner:

2.3.1	the Purchaser may request that the Supplier develop, Manufacture and supply one or more Products and provide the Supplier with as much information as the Supplier may reasonably require in order to prepare a draft Product Order for the Products to be Manufactured and supplied;

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2.3.2	following receipt of the information requested from the Purchaser, the Supplier shall, as soon as reasonably practicable, and no later than 10 days as of the receipt of information from the Purchaser, either:

(a)	inform the Purchaser that it declines to provide the requested Products; or

(b)	provide the Purchaser with a draft Product Order which will incorporate any proposal issued by the Supplier to the Purchaser.

2.3.3	if the Supplier provides the Purchaser with a draft Product Order pursuant to Section 2.3.2, the Supplier and the Purchaser shall discuss that draft Product Order; and

2.3.4	both Parties shall execute the draft Product Order if and when it is agreed upon.

2.4	A Product Order shall not enter into force, be legally binding or have any other effect unless:

2.4.1	the Product Order has been executed by authorized representatives of both the Purchaser and the Supplier; and

2.4.2	as of the date the Product Order is signed, this MA has not been terminated.

2.5	Each Product Order forms a separate contract incorporating the terms of this MA.

2.6	Once a Product Order has been agreed upon and executed in accordance with Section 2.3 and Section 5 below, no amendment shall be made to it except in accordance with Section 6 (Changes to Product Order), 10 (Prices) or Section 26.3 (Duration and Termination; Rescheduling and Reduction of Orders).

3.	PURCHASE AND SUPPLY OF PRODUCT

3.1	The Supplier shall develop, Manufacture and supply the Product and the Purchaser shall purchase the Product in accordance with the terms of this MA, the terms of the applicable Product Order, and the terms of the relevant Quality Agreement.

3.2	The Supplier shall Manufacture the Product at the Manufacturing Site, in conformance with the Specification(s), current industry standards, required Approvals, applicable law, and applicable statutory and regulatory requirements, including but not limited to Good Manufacturing Practice.

4.	THE PURCHASER’S OBLIGATIONS

4.1	The Purchaser shall:

4.1.1	reasonably cooperate with the Supplier in all matters relating to the Manufacture and supply of the Product;

4.1.2	provide to the Supplier in a timely manner all documents, information, items and materials in any form (whether owned by the Purchaser or a third party) required from the Purchaser under a Product Order or otherwise reasonably required by the Supplier in connection with the Manufacture and supply of the Product and ensure that to Purchaser’s knowledge they are accurate and complete in all material respects;

4.1.3	if specified in any applicable Product Order, supply, or cause to be supplied to the Supplier at the Manufacturing Site, at no cost to the Supplier, the agreed upon quantity of the Purchaser Supplied Material, in accordance with the delivery schedule, Purchaser Material Specifications and any other relevant terms set out in the applicable Product Order; and

4.1.4	comply with any additional responsibilities of the Purchaser as set out in the applicable Product Order.

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4.2	Without prejudice to the application of Section 19, and any other rights and remedies of the Parties under this MA (express or implied), to the extent and for so long as either Supplier’s or Purchaser’s, as applicable, performance of its obligations under this MA or a Product Order is prevented, hindered or delayed by any material act or omission of the other Party, its agents, subcontractors, consultants or employees, such Party, shall:

(a)	not be in breach of this MA and shall be discharged from performing its obligations under the applicable Product Order;

(b)	shall have no liability for any relevant liquidated damages; and

(c)	the date for the performance of such Party’s relevant obligations shall be extended, subject to such Party continuing to perform all other obligations not affected by such delay / failure of the other Party.

5.	PRODUCT ORDERS

5.1	Having due regard to the Minimum Lead Time, the Purchaser shall provide the Supplier preliminary Product Order drafts that shall include, inter alia, the desired quantities and Specifications of the Products and the desired dates for development, Manufacturing and delivery of the Products by Supplier to the Purchaser. The Supplier will respond to each such preliminary draft Product Order received from the Purchaser with a proposed Product Order draft that includes all the details required for such Product Order as soon as reasonably practicable and no later than ten (10) Business Days following receipt. In the event that discussion is required regarding Prices, the timing of production and delivery, then the relevant planning personnel from both Parties will endeavor to agree upon and confirm any amendments to the proposed Product Order prior to it being accepted in writing by the Supplier. Following receipt of the proposed Product Order draft from the Supplier, the Parties shall use Commercially Reasonable Efforts to execute the Product Order soon as practicably possible. If the Parties are unable to agree upon and confirm any amendments to a proposed Product Order, either Party may require the matter to be resolved in accordance with the dispute resolution procedure in Section 37.

5.2	Other than in the event (i) of Supplier’s breach of or non-conformance with the terms of this MA and/or the applicable Product Order, (ii) that Supplier is unable to meet Purchaser’s demand as set forth in a Product Order; or (iii) that Supplier terminates this MA and/or the applicable Product Order other than due to Purchaser’s material breach of the terms thereof, the Supplier will only accept Purchaser’s cancellation or reduction of Product Orders and/or a negative adjustment (including any postponement) to the quantity of Products to be Manufactured under the applicable Product Order upon payment by the Purchaser for all related work in progress and compensation for any non-cancellable costs in accordance with this Clause 5.2. In respect of the services which are detailed in Table 1 of Appendix 1, to reflect the value of non-cancellable costs, the Purchaser will pay the Supplier (other than in the event of cancellation due to a reason specified in Subsections (i)-(iii) above of this Section 5.2) a cancellation fee equal to:

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5.2.1	one hundred percent (100%) of the value of the applicable Wasted Conversion Costs as outlined in the Product Order (or the value of the relevant portion of the Wasted Conversion Costs outlined in the Product Order) if there is cancellation or reduction of Product Orders and/or a negative adjustment (including any postponement) to the quantity of Products to be Manufactured under the applicable Product Order less than forty five (45) calendar days prior to the Reserved Time Slot;

5.2.2	fifty percent (50%) of the value of the applicable Wasted Conversion Costs as outlined in the Product Order (or the value of the relevant portion of the Wasted Conversion Costs outlined in the Product Order) if there is cancellation or reduction of Product Orders and/or a negative adjustment (including any postponement) to the quantity of Products to be Manufactured under the applicable Product Order more than forty five (45) calendar days but less than ninety (90) calendar days prior to the Reserved Time Slot; and

(each a “Cancellation Fee”). No Cancellation Fee shall be payable if there is cancellation or reduction of Product Orders and/or a negative adjustment (including any postponement) to the quantity of Products to be Manufactured under the applicable Product Order of more than ninety (90) calendar days.

5.2.3	In respect of the services which are detailed in Table 2 of Appendix 1, to reflect the value of non-cancellable costs, the Purchaser will pay the Supplier (other than in the event of cancellation due to a reason specified in Subsections (i)-(iii) above of this Section 5.2) a cancellation fee detailed in each Product Order or, if no such detail is provided in the applicable Product Order, a cancellation fee equal to the Cancellation Fee identified in Section 5.2.1 and 5.2.2 above (“PO Cancellation Fee”)

5.4	5.3 If a Product Order is cancelled or reduced in accordance with Clause 5.2 above and the Supplier is able to utilize the Manufacturing capacity reserved in anticipation of such cancelled or reduced Product Order for a third party, the Wasted Conversion Costs shall be reduced by a sum equal to the fee paid by such third party. All communication between the Parties pursuant to this Clause 5 shall be by email.

5.5	In all communications, the Supplier and the Purchaser may employ their standard forms, but nothing in those forms will be construed to modify or amend the terms of this MA, and, in the case of any conflict with the terms, the terms and conditions herein will control. Any terms and conditions set forth in a Order, confirmations or any other correspondence from the Purchaser that are in addition to, inconsistent with, or in conflict with the terms of this MA or the Product Order shall have no force or effect unless specifically agreed to in a writing signed by the Supplier which expressly references such terms.

6.	CHANGES TO PRODUCT ORDERS

6.1	Either Party may propose changes to a Product Order. Proposed changes shall be discussed between the Parties in good faith, but no proposed changes shall come into effect until a relevant Change Order has been executed by both Parties.

6.2	If the Parties are unable to agree upon a Change Order to reflect the changes proposed by a Party to a Product Order, either Party may require the matter to be resolved in accordance with the dispute resolution procedure in Section 37.

7.	DELIVERY

7.1	The Supplier shall make delivery of the Product Ex Works (Incoterms 2020) at the Manufacturing Site, unless otherwise agreed in the applicable Product Order, on the Delivery Date.

7.2	All Delivery Dates of the Products subject to development services are estimates only, except the Supplier shall use Commercially Reasonable Efforts to deliver the quantity of Product on the Delivery Date or as may otherwise be agreed in writing. The Supplier shall promptly notify Purchaser if the Supplier determines that it will not be able to deliver the Product by the Delivery Dates. In respect of Delivery Dates of the Products which are subject to a validated GMP process, a delay of no more fifteen (15) Business Days shall not be deemed a breach of this MA in the event that Supplier uses all Commercially Reasonable Efforts to deliver the quantity of Product on the Delivery Date and that the delay was communicated to the Purchaser in advance as soon as practicable.

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7.3	If the Supplier delivers the Product on the Delivery Date or as may otherwise be agreed in writing in an applicable Product Order, and the Purchaser fails to take delivery or to give the Supplier adequate delivery instructions, the Supplier may charge for any reasonable additional expense incurred in storage and/or re-delivery.

7.4	Each delivery shall be accompanied by the documentation set forth in the applicable Product Order, and a copy of applicable shipping documentation shall be sent by email not later than the date of delivery.

8.	REJECTION AND REPLACEMENT OF NON-CONFORMING PRODUCT

8.1	Upon receipt of each delivery from the Supplier or any third party on its behalf under this MA, the Purchaser or any third party on its behalf shall examine and test the Products for (a) defect and non-conformity with any applicable standards that the Products are required to meet under this MA and/or the applicable Product Order, including GMP if applicable; (b) in the case of Product manufactured to Specification, the failure of the Product to meet Specification, and (c) such testing as prescribed in the applicable Product Order; and shall report any adverse findings to the Supplier pursuant to Section 8.2.

8.2	The Purchaser may reject any Products delivered to it that do not comply with Section 23.1.1 (Non-conforming Products), provided that:

8.2.1	notice of rejection is given to the Supplier;

8.2.2	in the case of a defect that is apparent on normal visual inspection within the earlier of ten (10) Business Days of the Products’ seal removal by the Purchaser or its designee or sixty (60) days of the date of actual delivery of the Product to Purchaser;

8.2.3	in the case of any defect in respect of Non-conforming Products which is not reasonably apparent on the date of actual delivery to Purchaser or upon the Product’s seal removal, the Purchaser must provide written notice to the Supplier of the defect within fourteen (14) Business Days of the date on which the Purchaser became aware of, or ought reasonably to have become aware of the defect; and

8.2.4	none of the events listed in Section 8.4 apply.

8.3	If the Purchaser fails to give notice of rejection in accordance with Section 8.2 within twelve (12) months of the date of actual delivery to Purchaser of the Product, it shall be deemed to have accepted these Products and the Product shall be deemed to be in accordance with the Specification and except as set forth in Sections 8.6 and 8.7 all claims by the Purchaser concerning non-conformity of such product shall be deemed waived.

8.4	The Supplier shall not be liable for a Product’s failure to comply with the warranty set out in Section 23.1.1 in any of the following events:

8.4.1	the Purchaser makes any further use of those Products after giving notice in accordance with Section 8.2;

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8.4.2	the defect arises because the Purchaser failed to follow the Supplier’s reasonable written instructions for the storage, commissioning, installation, use and maintenance of the Products or (if there are none) Good Manufacturing Practice;

8.4.3	the defect arises as a result of the Supplier duly following any drawing, design or Specification supplied by the Purchaser in writing;

8.4.4	the Purchaser alters or repairs those Products without the written consent of the Supplier, which alteration or repair caused the Product to become Non-confirming Product;

8.4.5	the defect arises as a result of wilful damage, gross negligence, or abnormal storage or working conditions on the part of the Purchaser; or

8.4.6	the Products differ from the Specification as a result of changes reasonably made to ensure they comply with applicable statutory or regulatory requirements, provided that such changes were approved in advance by the Purchaser in writing.

8.5	If the Purchaser rejects the Products in accordance with Section 8.2:

8.5.1	the Parties shall use Commercially Reasonable Efforts as soon as reasonably practicable to agree upon whether or not the delivery in question constitutes Non- conforming Product; and

8.5.2	the Purchaser shall store the Product at issue in a secure, clean and dry environment, and the Supplier shall be entitled at all reasonable times to inspect and/or analyze it.

8.6	The Parties shall use all Commercially Reasonable Efforts to resolve any dispute that may arise pursuant to this Section 8.6, but if the Parties fail to resolve such dispute within thirty (30) days of notification to the Supplier pursuant to Section 8.5, the issue of whether or not the delivery constitutes Non-conforming Product shall be determined by the Independent Laboratory or other independent consultant agreed by the Parties (the “IC”) and the decision of the Independent Laboratory or the IC shall be final and binding on the Parties, unless there has been a manifest error, in which case, the matter shall be resolved in accordance with the dispute resolution procedure in Section 37. The decision of the Independent Laboratory or the IC must be in writing. The Independent Laboratory or the IC shall act as an expert and not as an arbitrator and (unless the Independent Laboratory or the IC otherwise determines) its fees shall be borne equally by the Parties, provided, however, that the Party against whom the IC or the Independent Laboratory’s decision is given must reimburse the successful Party for its share of the costs.

8.7	If the Supplier agrees or the Independent Laboratory or the IC finds that any delivery of the Product is Non-conforming Product, the Supplier will, at the Purchaser’s option:

8.7.1	refund the Price (or a proportionate part of the Price relating to the Non-conforming Product) to the extent the same has been paid; or

8.7.2	replace the Non-conforming Product with Product which complies with the requirements of this MA, or applicable Product Order such that the Supplier shall supply, at no extra cost, a replacement delivery to the Purchaser as soon as reasonably practicable. In the event Purchaser requires Supplier to replace such Product, Supplier shall use its Commercially Reasonable Efforts to deliver the quantity of Product that it had failed to deliver as soon as possible by means of expedited means of performance and delivery and shall be responsible for the additional cost thereof; and

8.7.3	collect at its own expense any rejected Product from wherever the Purchaser may reasonably direct or reimburse the Purchaser for any costs reasonably incurred in its disposal of the Non-conforming Product.

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9.	PASSING OF TITLE IN PRODUCT

9.1	Risk in and responsibility for the Product shall pass to the Purchaser in accordance with the applicable Incoterm as specified in Section 7.1 or in the applicable Product Order.

9.2	Title to the Product shall pass to the Purchaser upon delivery in accordance with the applicable Incoterm as specified in Section 7.1 or in the applicable Product Order.

10.	PRICE OF PRODUCT

10.1	The Price payable by the Purchaser for the Product shall be set out in the applicable Product Order in accordance with the Price List.

10.2	Subject to Section 5.1 or any amendment agreed between the Parties pursuant to Section 28, Table 1 and Table 2 of the Price List at Appendix 1 shall bind the Parties throughout the Term. Notwithstanding the above, subject to Sections 10.4 and 10.5, once per Contract Year (including the first Contract Year), or at any time during a Contract Year if the costs of Materials vary by more than 5% (five per cent) since the Effective Date or since the date of the most recent price review pursuant to this Section 10.2, the Supplier may vary the Price for any future Product Order to reflect the increase or decrease, as the case may be, in the costs of Materials, including, but not limited to increases or decreases relating to currency fluctuations.

10.3	The Supplier shall act in good faith and endeavour to secure the best price reasonably obtainable in the circumstances.

10.4	Supplier shall maintain such records as may be reasonable in the circumstances to verify the calculation pursuant to Section 10.2. Supplier will, upon Purchaser’s reasonable request and within one month of the variation pursuant to Section 10.2, provide such records (redacted as the Supplier may determine in its reasonable discretion) to the Purchaser for the strict purpose of allowing the Purchaser to verify the calculation. Purchaser shall agree to keep Supplier’s business information confidential. If, following such verification, it is agreed between the Parties that an adjustment is required to any payments that have been made by the Purchaser, such adjustment shall be paid (in the case of an amount due to the Supplier) or credited (in the case of an amount due to the Purchaser) as an adjustment to the amount due on the monthly invoice prepared after the date of such agreement.

10.5	Once per Contract Year, commencing as of the third Contract Year, the Supplier may vary the Price in the Price List which will apply to any future Product Order to reflect the increase or decrease, as the case may be, in the Supplier’s non-Materials costs since the Effective Date or since the date of the most recent price review pursuant to this Section 10.5, as the case may be. If the Purchaser does not consent to any change in the Price proposed by the Supplier pursuant to this Section 10.5, the Price shall increase by the lower of 3% (three per cent) or the percentage increase in the PPI Index since the beginning of the previous Contract Year.

10.6	The Price as adjusted in accordance with this Section 10 shall be effective for all future Product Orders placed by the Purchaser until the next scheduled price review, unless otherwise agreed in writing.

10.7	Unless otherwise agreed in an applicable Product Order, the Price and any other amounts payable pursuant to this MA or an applicable Product Order shall be exclusive of sales or other applicable taxes (other than taxes on Supplier’s income). Purchaser may withhold any amounts as required by applicable law from any payments due in connection with this MA.

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11.	INVOICE AND PAYMENT

11.1	Subject to Section 11.2, the Supplier shall be entitled to invoice the Purchaser the Price upon the Supplier’s delivery of the Product in accordance with the applicable Incoterm as specified in Section 7.1 or in the applicable Product Order, or pursuant to agreed upon payment milestones specified in the applicable Product Order or Price List.

11.2	Unless otherwise stated in the applicable Product Order, the Supplier shall be entitled to invoice the Purchaser:

11.2.1	for the Supplier Supplied Materials, to the extent that the Purchaser is expressly liable to pay for the same pursuant to the applicable Product Order upon the Supplier’s delivery of the Product; and

11.2.2	for the Cancellation Fee (or PO Cancellation Fee), if applicable in accordance with Section 5.2, at any time after the date of cancellation or reduction of the relevant Product Order.

11.3	Each invoice issued by the Supplier hereunder shall specify:

11.3.1	the Price in respect of the Product in U.S. Dollars;

11.3.2	the quantity of Product delivered and the applicable Product Order;

11.3.3	the amount of sales or applicable taxes due (if any) in respect of the Product; and

11.3.4	any other amounts reimbursable or payable to the Supplier pursuant to this MA or the applicable Product Order.

11.4	Unless otherwise stated in the applicable Product Order, all amounts due to the Supplier hereunder shall be paid by the Purchaser in full and cleared funds in U.S. Dollars to the account designated by the Supplier in writing, within forty-five (45) calendar days from the end of the calendar month in which the Purchaser received the relevant invoice, without any set-off or counterclaim in respect of any liability of the Supplier. Notwithstanding the foregoing, in the event Purchaser reasonably disputes an invoice and provides Supplier with reasonable written detail of such dispute (on the grounds that the Product is Non- conforming Product or otherwise), Purchaser shall pay the undisputed portion of such invoice only. The failure to pay the reasonably disputed portion of any such invoice shall not be a breach under this MA.

11.5	Without prejudice to any other right or remedy that the Supplier may have, if the Purchaser fails to pay the Supplier any undisputed sum due under this MA on the due date, and such undisputed sum remains outstanding for a period of more than 30 days:

11.5.1	the Purchaser shall pay interest on the overdue undisputed sum from the due date until payment of the overdue sum. Interest under this Section 11.5.1 will accrue at the lower of: (a) two percent (2%) a year above the prime rate published in the Wall Street Journal on the date of payment, but at two percent (2%) a year for any period when that prime rate is below zero percent (0%), and (b) the maximum rate permitted by law, until payment is received; and

11.5.2	the Supplier may suspend performance of this MA (in whole or in part) or stop the transmission, of all or any of the Product and work in progress until all outstanding amounts, plus interest charged by the Supplier in addition thereto, is received in full by the Supplier, and the costs of the Supplier doing so are for the Purchaser’s account.

11.6	Without prejudice to any other right or remedy that the Supplier may have, if the Purchaser fails to pay an undisputed invoice for ninety (90) days after the due date, then the Supplier will have the right, in its sole discretion, to terminate this MA and the applicable Product Order without penalty.

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12.	SUPPLY AND STORAGE OF MATERIALS AND PRODUCT

12.1	The Supplier shall be solely responsible for ordering the relevant quantities of the Supplier Supplied Materials for use in the Manufacture of the Product and shall ensure that they comply with the requirements of Good Manufacturing Practice and the provisions of this MA. Any such purchase from a supplier shall be on the Supplier’s own behalf and not as an agent for the Purchaser.

12.2	If Purchaser requests, the Supplier shall store the Product at the Supplier’s premises at Germantown for two (2) month free of charge following release by Purchaser, and thereafter at a daily rate (invoices will include any applicable taxes) as outlined in the applicable Product Order. The Product shall be deemed to have been delivered pursuant to Section 7.1 upon it being placed into storage by the Supplier other than in the event of gross negligence of Supplier in connection with the storage.

13.	PRODUCT LICENSE

The Purchaser shall be responsible for the registration of the End-Products with all relevant authorities and the Supplier shall, at the Purchaser’s expense to the extent that costs are reasonably and properly incurred, provide such assistance as the Purchaser may reasonably request in connection with such matters insofar as such assistance relates to the Manufacture of the Product and/or performance of this MA by the Supplier.

14.	MANUFACTURING LICENSES

The Supplier shall obtain and maintain in full force and effect for the duration of this MA the Manufacturing License and all necessary permits, approvals and authorizations required under applicable laws in the country of Manufacture to enable the Supplier to Manufacture and supply the Product to the Purchaser.

15.	QUALITY AGREEMENT

15.1	A separate Quality Agreement shall be entered into in relation to the quality assurance terms applicable to the Manufacture of the Product. Subject to Section 34, each Quality Agreement shall be governed by and incorporated into this MA.

15.2	The Quality Agreement sets out:

15.2.1	the mutually agreed quality standards applicable for the Manufacture of any Product in accordance with the Specification(s) and Good Manufacturing Practice; and

15.2.2	the roles and responsibilities of each party’s personnel in relation to quality, regulatory and compliance matters.

16.	PRODUCT RECALL

16.1	The Purchaser shall be solely responsible in accordance with applicable laws and regulations for the reporting to Regulatory Authorities of any complaints and product recalls relating to the End-Product which arise for any reason. The Supplier shall promptly advise the Purchaser of any occurrence or information which arises out of the Supplier’s Manufacturing activities which have or could reasonably be expected to have adverse regulatory compliance and/or reporting consequences concerning the Product and/or the End-Product and promptly furnish copies of any related information or reports as requested by Purchaser or as further set forth and detailed in the Quality Agreement.

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16.2	If the Purchaser or any Regulatory Authority deems that a recall of any lots of distributed End-Product is required, the recall process and strategy shall be as set forth in the Quality Agreement.

16.3	The costs of any action required by the Purchaser under this Section 16, shall be borne by the Supplier only in the event and to the extent that upon delivery of Product hereunder such Product did not conform to the Specification, GMP, or the terms of the Manufacturing Licenses; the need for the action is the result of a failure on the part of the Supplier to comply with its obligations under this MA or the Quality Agreement; or is the result of any negligence on the part of the Supplier; subject always to the Purchaser’s duty to mitigate under Section 22.7.

17.	INTELLECTUAL PROPERTY RIGHTS

17.1	This MA shall not affect the ownership of the respective Background of the Parties and nothing in this MA shall oblige either Party to maintain any rights that it has, or may have, in its Background for the benefit of the other Party or otherwise. Except as specifically provided herein, nothing in this MA shall be construed as granting any right in or license to either Party under any Background of the other Party.

17.2	Subject to the provisions of this Section 17, the Purchaser’s Intellectual Property shall belong to and be the sole legal and beneficial property of the Purchaser. Supplier hereby assigns to Purchaser or its designee and shall continue to assign to Purchaser or its designee, all right, title and interest of Supplier in any Purchaser’s Intellectual Property.

17.3	All Supplier Foreground shall belong to and be the sole legal and beneficial property of the Supplier. Purchaser hereby assigns to Supplier or its designee and shall continue to assign to Supplier or its designee, all right, title and interest of Purchaser in any Supplier Foreground.

17.4	To the extent that it has come to its notice, each Party shall promptly and fully notify the other Party of any actual, threatened or suspected:

17.4.1	infringement of any Intellectual Property of the other Party (to the extent it relates to this MA); and

17.4.2	claim by any third party that the activities of either Party pursuant to this MA (including the use, distribution or sale by the Purchaser of products or of any End Product or of any other product the manufacture of which uses or incorporates the Product), infringe any rights (including Intellectual Property rights) of any other person.

17.5	Each Party shall promptly at the request and cost of the other (whether during or after expiration or termination of this MA) sign and execute all such deeds and documents and do all such acts and things as the other Party may reasonably require to apply for, obtain and vest and maintain any Intellectual Property the other Party owns or to which the other Party should have title in accordance with Section 17.1, 17.2 or 17.3.

17.6	The Purchaser hereby grants to the Supplier a free, non-exclusive license to use any Background provided by the Purchaser together with any Purchaser’s Intellectual Property solely for the purpose of fulfilling the Supplier’s obligations under this MA. This license terminates automatically on the termination of this MA. Under no circumstances may Supplier transfer Purchaser Supplied Materials, Purchaser Background, Purchaser’s Intellectual Property, or Product out of the relevant Manufacturing Site to any Affiliate, subcontractor and/or any other third party without Purchaser’s prior written consent.

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17.7	The Supplier hereby grants to the Purchaser a free, non-exclusive, perpetual, sublicensable, worldwide, license to use any Background provided by the Supplier together with any Supplier Foreground and Supplier Confidential Information to the extent required to make, have made, use, distribute, import, sell, or offer to sell End Products or the Products supplied by Supplier under this MA.

17.8	Except for the licenses expressly granted in this MA, no rights or licenses are granted by implication, estoppel or otherwise.

18.	CONFIDENTIALITY

18.1	Each Party undertakes in relation to the Confidential Information of the other Party:

18.1.1	to keep all Confidential Information confidential and in a place and manner that ensures such confidentially (which in any event shall be not less than customary industry standards);

18.1.2	not to use Confidential Information except as strictly necessary for the purposes of performing its obligations under this MA (Permitted Purpose) (and in particular not to use Confidential Information to obtain a commercial, trading or any other advantage);

18.1.3	not, without the other Party’s prior written consent, to disclose Confidential Information to any other person except those of its employees, officers, representatives, consultants and advisers who need to know the Confidential Information in connection with the Permitted Purpose; and

18.1.4	at the earlier of: (a) end of the Term, and (b) within seven (7) days following a written request by the disclosing Party at any time, to return all Confidential Information and all documents or media containing any such Confidential Information and any and all copies or extracts thereof or, where return is not possible or at the request of the disclosing Party, to delete, destroy or render inaccessible such Confidential Information, save for one confidential copy that may be retained in a Party’s confidential files solely for purposes of monitoring compliance with the terms hereof and, where applicable, for the purposes of regulatory compliance. Any Confidential Information retained pursuant to the foregoing sentences shall remain subject to the confidentiality obligations under this MA until destroyed or no longer deemed Confidential Information based on Section 18.2 hereinafter.

18.2	Section 18.1 shall not apply to Confidential Information to the extent that it is or was:

18.2.1	already in the possession of the other free of any obligation of confidentiality on the date of its disclosure to such other Party;

18.2.2	received by the other independently from a third party free to lawfully disclose such information;

18.2.3	in the public domain other than as a result of a breach of this Section 18;

18.2.4	required to be disclosed:

(a)	pursuant to applicable law, by any governmental or regulatory body or by a securities exchange of competent authority; or

(b)	in connection with proceedings before a court of competent jurisdiction or under any court order or for the purpose of receiving legal advice, but only to the extent and for the purpose of that disclosure and provided that, to the extent it is legally permitted to do so, it gives the other Party as much notice of such disclosure as possible.

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18.3	Without derogating from the foregoing, disclosure of the contents and the existence of this MA by a party in connection with a due diligence inquiry and subject to confidentiality undertakings at least as restrictive as those contained in this MA shall not be considered to be a breach of this MA.

18.4	Each Party acknowledges that Confidential Information is valuable and that damages might not be an adequate remedy for any breach of Section 18.1, and accordingly, a Party will be entitled, without proof of special damage, to an injunction and other equitable relief for any actual or threatened breach of this Section 18.

18.5	Except as provided in Section 17 hereof, no right or license, either express or implied, is granted under any Intellectual Property right by virtue of disclosure of Confidential Information under this MA or otherwise.

18.6	The confidentiality obligations under this Section 18 shall survive and remain in full force and effect after termination or expiration of this MA for any reason for a period of seven years or such longer period if trade secret protection shall apply.

19.	FORCE MAJEURE

19.1	A Party shall not be in breach of this MA, nor liable for any failure or delay in performance of any obligations under this MA arising from or attributable to a Force Majeure Event.

19.2	Any Party that is subject to a Force Majeure Event shall not be in breach of this MA provided that it promptly notifies the other Parties in writing of the nature and extent of the Force Majeure Event causing its failure or delay in performance.

19.3	If the Force Majeure Event prevails for a continuous period of more than six (6) months, any Party may terminate this MA by giving fourteen (14) days’ written notice to the other Party. Upon the expiration of this notice period, this MA will terminate.

20.	RECORDS, INSPECTIONS & AUDITS

20.1	The Purchaser, its designee and representatives of applicable Regulatory Authorities, shall have the right from time to time during the Term of this MA at least once per Contract Year during the hours between 09:00 am to 5:00 pm on a Business Day, and (except in the case of Regulatory Authorities) upon not less than fifteen (15) Business Days prior written notice to enter and inspect the Manufacturing Site and any related utilities, any premise where Records (as defined below) are maintained and/or services used in the Manufacture of the Product, and Supplier’s equipment, documents and records (including without limitation any Manufacturing Licenses and Records) for the purpose of determining compliance with the requirements of this MA or any Product Order and applicable laws or to the extent required to carry out GMP, quality, environmental and compliance audits of those parts of the Manufacturing Site involved in or which could have any impact on the Manufacture of the Product.

20.2	The Purchaser shall have the right to enter the Manufacturing Site at any time during normal business hours and upon not less than five (5) Business Days prior written notice to inspect any Product stored by the Supplier for the purpose of Section 8.1.

20.3	Where the Supplier is required to undertake an audit by a Regulatory Authority directly related to the Product, the Supplier shall at the expense of the Purchaser, undertake a pre–audit review to ensure compliance with the Regulatory Authority’s requirements.

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20.4	At its own expense, Supplier shall keep and maintain complete and accurate records of its performance of Manufacturing services pursuant to this MA (“Records”). The Records shall be prepared, maintained and retained consistent with generally accepted standards (a) in accordance with, and shall be subject to, the provisions of applicable laws and the procedures set forth in the Quality Agreement; (b) sufficient to demonstrate that any and all amounts invoiced to Purchaser under the Product Order are accurate and proper in both kind and amount; and (c) sufficient to demonstrate the accuracy of any representations or reports submitted to Purchaser under the MA. Records shall be maintained and stored in secure and readable formats agreed between the Parties. Purchaser will maintain all of the Records in accordance with its standard operating procedures. At no additional cost to Purchaser, Supplier will allow Purchaser to inspect Records upon reasonable notice, and shall deliver a copy to Purchaser upon its written request. Purchaser shall be further entitled to make use of such Records in connection with its regulatory activities.

21.	SAFETY HAZARDS

21.1	The Parties will inform one another and keep one another informed of all safety hazards and changes in regulations and guidance (statutory or otherwise) which either Party knows or believes to impact the use, handling, storage, labelling, transport, treatment and disposal of the Product and each Party will ensure that the Product is handled by it in accordance with the special handling procedures required for the Product.

21.2	The Supplier will ensure that relevant consignments are safe, packaged, labelled so as to prevent any health risk to persons, property or the environment and properly marked with the appropriate internationally recognised danger symbols and that prominent hazard warnings appear in English on all packages and documents.

22.	INDEMNITIES

22.1	Subject to Section 24, the Purchaser shall indemnify, defend and hold harmless the Supplier from and against any and all Losses to the extent arising out of or resulting from:

22.1.1	the material breach of this MA by the Purchaser;

22.1.2	Product recalls, End Product recalls, personal injury, product liability or property damage arising from or relating to the Purchaser’s use, handling, design, labelling or sales of the Product or any End-Product or other product the manufacture of which uses or incorporates the Product except to the extent the Supplier is obligated to indemnify the Purchaser under Section 22.2;

22.1.3	any chemical process, procedure or materials provided by the Purchaser to the Supplier for use in performing its obligations under this MA except to the extent the Supplier is obligated to indemnify the Purchaser under Section 22.2; or

22.1.4	any claims alleging Supplier’s proper use of the Purchaser Supplied Materials, infringes any rights (including, without limitation, any Intellectual Property rights) vested in any third party,

except to the extent the Supplier is obligated to indemnify the Purchaser under Section 22.2.

22.2	Subject to Section 24, the Supplier shall indemnify, defend and hold harmless the Purchaser from and against any and all Losses to the extent arising out of or resulting from:

22.2.1	the material breach of this MA or a Product Order by the Supplier;

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22.2.2	the improper administration, use, handling, storage or other disposition of the Purchaser Supplied Materials in any form;

22.2.3	failure of Supplier to manufacture the Product according to GMP material non- conformance or material deviation of any of the required quality, quantity, storage, handling or packaging requirements as set forth in this MA, the Specifications, the applicable Product Order, the Quality Agreement, the Manufacturing Licenses or applicable laws;

22.2.4	any claims alleging that any of Supplier’s acts hereunder (excluding Supplier’s proper use of Customer Materials) infringes any rights (including without limitation any Intellectual Property rights) vested in any third party;

22.2.5	gross negligence, willful misconduct or illegality, on the part of Supplier or its Affiliates; or.

22.2.6	any Product recalls, End Product recalls, personal injury, product liability or property damage relating to or arising from any breach of the Supplier’s warranties hereunder except to the extent the Purchaser is obligated to indemnify the Supplier under Section 22.1.

22.3	The Party seeking indemnity hereunder shall notify the indemnifying Party in writing of any fact or circumstance which gives rise to liability for which the indemnified Party is indemnified hereunder with reasonable promptness after such fact or circumstance first comes to the attention of the indemnified Party, further provided, however, that the failure by the indemnified Party to give such notice shall not relieve the indemnifying Party of its indemnification obligations unless, and only to the extent that, the failure to give such notice actually prejudices the rights of the indemnifying Party.

22.4	If a demand, claim or action arising from any circumstance for which the indemnified Party is indemnified hereunder is brought by a third party, the indemnifying Party shall diligently defend such demand, claim or action at its expense with counsel of its choice and shall keep the indemnified Party informed with respect to such defence and shall take into consideration the reasonable requests of the indemnified Party with respect to the manner in which such defence is handled.

22.5	The indemnifying Party shall not have the right to compromise or settle such claim without written consent of the indemnified Party, which consent shall not be unreasonably refused or delayed.

22.6	The indemnified Party shall cooperate with the indemnifying Party in all reasonable ways in defense of any such demand, claim or action, at the indemnifying Party’s expense.

22.7	Notwithstanding the indemnities granted under this MA, the Purchaser and the Supplier shall use Commercially Reasonable Efforts to mitigate any losses which they may respectively incur and in respect of which they may be entitled to be indemnified by the other Party pursuant to this Section 22.

22.8	The provisions of this Section 22 shall continue in force after termination or expiration of this MA.

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23.	WARRANTIES AND DISCLAIMERS

The Supplier Warranty

23.1	The Supplier warrants to the Purchaser that:

23.1.1	the Products shall meet the Specification when delivered and for the period of its shelf life as confirmed by the stability tests required under the Product Order and shall be Manufactured by the Supplier in compliance with GMP, the provisions of this MA and the Quality Agreement, all applicable law and with the appropriate level of skill and care by professional personnel, qualified to perform the Manufacturing procedures consistent with the technical requirements set forth in the Product Order;

23.1.2	it has the right to enter into this MA and Product Order and the execution, delivery and performance of this MA or a Product Order will not conflict with, violate or breach any agreement to which the Supplier is a party, nor does the execution, delivery and performance of this MA by Supplier violate any order, law or regulation of any court, governmental body or administrative or other agency having authority over it;

23.1.3	it has the appropriate facilities, skilled personnel, registrations, licenses permits and other governmental authorizations required to carry out its obligations under this MA;

23.1.4	it will perform its obligations under this MA in accordance with generally accepted standards of the industry and reasonable skill and care;

23.1.5	to its knowledge, it owns its Background and it has the unencumbered right to disclose its Background, the Supplier Foreground and the Supplier Confidential Information to the Purchaser and to authorise the Purchaser to use, and license to the Purchaser the use of, the Supplier’s Background, Foreground and Confidential Information as permitted hereunder. During the Term, Supplier will not enter into any contract, arrangement or commitment which prohibits the grant of such license rights;

23.1.6	it will not knowingly infringe or misuse any rights (including without limitation any Intellectual Property rights) vested in any third party in its Manufacturing of the Products; and

23.1.7	all Product delivered hereunder will be transferred free and clear of any liens or encumbrances of any kind.

23.2	EXCEPT FOR THE FOREGOING, THE SUPPLIER MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, AND ANY REPRESENTATION OR ANY WARRANTY THAT THE MANUFACTURE, USE OR SALE OF PRODUCT WILL NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

23.3	IT IS ACKNOWLEDGED AND AGREED THAT THIS MA PROVIDES FOR THE CARRYING OUT OF EXPERIMENTAL RESEARCH AND THE USE OF EXPERIMENTAL MATERIALS WHOSE PROPERTIES AND SAFETY MAY NOT HAVE BEEN ESTABLISHED. ACCORDINGLY, SPECIFIC RESULTS CANNOT BE GUARANTEED AND ANY RESULTS, MATERIALS, INFORMATION OR INTELLECTUAL PROPERTY RIGHTS PROVIDED OR DELIVERED UNDER OR IN ACCORDANCE WITH THIS MA. WITHOUT LIMITING THE FOREGOING, THE SUPPLIER DOES NOT GIVE ANY WARRANTY THAT ANY PATENT APPLICATIONS MADE OR LICENSED PURSUANT TO THIS MA WILL RESULT IN VALID, GRANTED PATENTS, OR THAT THE PRODUCTS ULTIMATELY WILL ACHIEVE COMMERCIALLY VIABLE SALES.

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The Purchaser Warranty

23.4	The Purchaser represents and warrants to the Supplier that:

23.4.1	it is entering into this MA solely to obtain Product relating to the manufacture by the Purchaser of drug products;

23.4.2	regulations relating to its activities under this MA, and its transportation, export, handling, storage, marketing, sale, distribution or other use by the Purchaser of any Product delivered hereunder or of any End-Product or other drug product into which any Product is incorporated by or on behalf of the Purchaser;

23.4.3	without limiting the foregoing, in no event will the Purchaser sell, market or distribute any Product or any End-Product or other drug products incorporating the Product to any third party for human or veterinary consumption prior to the completion of all necessary validation work required for compliance with Good Manufacturing Practices. For clarity, the validation of the Products shall be performed by the Supplier in accordance with Purchaser’s written instructions as shall be set forth in the applicable Product Orders;

23.4.4	to its knowledge, the Purchaser owns its Background and it has the unencumbered right to disclose its Background and Confidential Information to the Supplier and to authorise the Supplier to use, and license to the Supplier the use of, the Purchaser’s Background and Confidential Information for the purposes of performing the Supplier’s obligations under this MA;

23.4.5	to its knowledge, proper use of any of the Purchaser’s Background and Confidential Information by the Supplier as authorized under this MA, including without limitation, for the manufacturing of the Product by the Supplier and any required intermediate compounds, and the sale to the Purchaser of the Product by the Supplier contemplated hereunder, will not infringe the Intellectual Property Rights of any third party;

23.4.6	to its knowledge, the use, distribution or sale by the Purchaser of Products will not infringe the Intellectual Property Rights of any third party; and

23.4.7	it has the right to enter into this MA and Product Order and the execution, delivery and performance of them does not conflict with, violate or breach any other agreement to which the Purchaser is a party.

24.	LIMITATIONS OF LIABILITY

24.1	Sections 24.4 and 24.6 set out the entire liability of the Supplier (including any liability for the acts or omissions of its officers, employees, agents or subcontractors) to the Purchaser in respect of:

24.1.1	any breach by the Supplier of this MA;

24.1.2	non or incomplete performance or contemplated performance by the Supplier of this MA;

24.1.3	negligence for which the Supplier is liable;

24.1.4	any other tortious act or omission or breach of statutory duty on the part of the Supplier or on the part of any of its employees, agents or subcontractors; and

24.1.5	any representation or statement arising under or in connection with this MA or by or on behalf of the Supplier.

24.2	The Supplier shall in all circumstances have no liability:

24.2.1	Resulting from or in connection with the Purchaser’s breach of this MA or any Product Order;

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24.2.2	by the Supplier following any instruction, process or specification provided in writing by the Purchaser; or

24.2.3	resulting from or in connection with any act, omission or delay by the Purchaser.

24.3	The Price of the Product is determined on the basis of the exclusions from and limitations of liability contained in this MA. Each Party expressly agrees that these exclusions and limitations are reasonable because of (amongst other matters) the likelihood that the amount of damages awardable to the other Party for breach of this MA may be disproportionately greater than the Price of the Product.

24.4	EXCEPT IN THE EVENT OF A BREACH OF ITS OBLIGATIONS OF CONFIDENTIALITY OR ITS INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL ONE PARTY’S LIABILITY TO THE OTHER PARTY UNDER SECTION 22 OF THIS MA EXCEED THREE (3) TIMES THE PRICE PAID BY THE PURCHASER TO THE SUPPLIER DURING THE TWELVE MONTHS PRECEDING SUCH CLAIM.

24.5	EXCEPT IN THE EVENT OF A BREACH OF ITS OBLIGATIONS OF CONFIDENTIALITY OR ITS INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS AND SUBJECT TO SECTION 24.4, IN NO EVENT SHALL ONE PARTY’S LIABILITY TO THE OTHER PARTY UNDER THIS MA EXCEED TWO (2) TIMES THE PRICE PAID BY THE PURCHASER TO THE SUPPLIER DURING THE TWELVE MONTHS PRECEDING SUCH CLAIM

24.6	IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFIT, LOSS OF REPUTATION, LOSS OF BUSINESS, REVENUE OR GOODWILL, LOSS OF ANTICIPATED SAVINGS, LOSS OR DAMAGE TO DATA, OR CONSEQUENTIAL OR INDIRECT LOSS. FOR THE AVOIDANCE OF DOUBT, THIS LIMITATION SHALL NOT LIMIT THE PURCHASER’S OBLIGATIONS TO PAY FOR THE PRODUCTS PROPERLY RENDERED WHEN DUE.

24.7	Notwithstanding anything to the contrary herein, neither Party’s liability to the other Party for:

24.7.1	death or personal injury resulting from the negligence of the Party concerned, its employees, agents or subcontractors; or

24.7.2	fraud (including fraudulent misrepresentation),

shall be excluded or limited, nor shall any other liability be excluded or limited to the extent such liability may not be excluded or limited as a matter of law.

25.	INSURANCE

25.1	During the term of the MA, and for a period of five (5) years after its termination or expiration for any reason, each Party shall maintain, at its own cost, full and sufficient third party, public and product liability insurance, and such other types of insurance as are customary for persons and entities in this line of business, which may be by means of self-insurance, with sufficient coverage for its actual and potential liabilities hereunder and shall provide to the other party a certificate of such insurance (or equivalent) upon request. Without derogating from the above, during the term of the ma, supplier must maintain a comprehensive general liability insurance performing the services hereunder and an insurance covering any damage to the materials and the products, with insurance companies and in amounts as supplier customarily maintains for similar activities.

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26.	DURATION AND TERMINATION; RESCHEDULING AND REDUCTION OF ORDERS

26.1	This MA shall be effective as of the Effective Date and shall remain in full force and effect for a period of five (5) years after which period, subject to earlier termination in accordance with its terms, it will automatically terminate unless extended by agreement between the Parties in writing.

26.2	Either Party may terminate any Product Order by written notice at a date set in such notice in the event of a material breach of that Product Order, the Quality Agreement or the MA by the other Party, provided that, if the breach is curable, the breaching Party fails to cure such breach within twenty (20) calendar days from the date of such notice.

26.3	Purchaser may cancel any Product Order or reschedule for a later date than the applicable due Manufacturing/delivery date any Manufacturing/delivery of Products determined pursuant to any Product Order or reduce the quantity of Products ordered under any Product Order subject to payment of the Cancellation Fees (or PO Cancellation Fee) specified in Section 5.2 above.

26.4	If either Party experiences an Insolvency Event, it shall promptly notify the other Party in writing giving particulars of the circumstances whereupon such other Party may terminate this MA together with any Product Orders then in effect immediately by a written notice (for the avoidance of doubt, the MA together with any Product Orders in effect may be terminated upon the occurrence of an Insolvency Event notwithstanding that the notice may not have been given as required).

26.5	If, in the reasonable opinion of the Supplier or the Purchaser, the safety profile of the other Party deteriorates, or the other Party is associated with unethical behaviour and in the reasonable opinion of such Party, association with the other Party would bring the reputation of such Party into disrepute, such Party may terminate the MA and all Product Orders immediately by written notice.

26.6	Either the Supplier or the Purchaser may terminate the applicable Product Order if it reasonably determines that the manufacture of the Product is not feasible in accordance with the Specification or otherwise, for scientific or technical reasons despite Supplier applying Commercially Reasonable Efforts, or that a safety hazard of a type described in Section 21 exists that cannot be safely and appropriately managed by the Supplier. Such issue shall be discussed, and a sixty (60) day period shall be allowed for good faith discussions and attempts to resolve such problems (e.g., by modifications of the Product Order). If Supplier is and will remain unable to resolve the scientific or technical issues, then either Party may terminate the applicable Product Order by written notice.

26.7	Either Party may terminate this MA on thirty (30) days written notice to the other Party if there are no Product Orders then in effect.

27.	CONSEQUENCES OF TERMINATION

27.1	Upon termination or expiration of this MA, each Party shall at the request of the other Party, within five (5) Business Days of such request and at the requesting Party’s cost, return to Confidential Information of the requesting Party, together with all know-how and/or information of a technical nature relating to the relevant Product and its manufacture which it has in its possession and which were provided to it by the requesting Party, together with all copies thereof (except for one (1) copy, which may be retained for the purposes of complying with applicable regulatory obligations, or to perform and enforce its surviving obligations under this MA).

27.2	Upon termination or expiration of this MA, each Party shall at the request of the other Party, within thirty (30) Business Days of such request and at the requesting Party’s cost, return to the requesting Party or otherwise destroy (at the requesting Party’s election) all of the requesting Party’s property, equipment, materials and inventory, except to the extent it is required to be retained by law or to comply with such Party’s continuing obligations hereunder.

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27.3	With effect from termination or expiration of the MA, neither Party shall make any use for any purpose whatsoever of any relevant Intellectual Property or Confidential Information which is the property of the other Party and shall ensure that copies thereof are dealt with in accordance with Section 18.

27.4	The Supplier agrees, at the Purchaser’s expense, to provide the Purchaser with reasonable assistance with respect to any investigation or filing required by any Regulatory Authority with respect to Manufacture of the Product carried out prior to such termination or expiration even after the date of such termination or expiration.

27.5	Upon termination or expiration of this MA or a Product Order, the Supplier shall cease to produce the relevant Product for the Purchaser, and (except for in the event of termination of a Product Order pursuant to the provisions of Section 26.3 above) will issue the Purchaser with an invoice for all work in progress, unused Materials (to the extent Supplier is unable to use such materials for other products) and outstanding costs incurred by the Supplier in the Manufacture of the Product as detailed in the applicable Product Order (including without limitation, the Cancellation Fees (or PO Cancellation Fee) (if any)), unless terminated by the Purchaser for the Supplier’s material breach under Section 26.2. Such invoice shall be paid in accordance with the provisions of Section 11.4.

27.6	Any termination or the expiration of this MA will not affect the coming into force or the continuance in force of any provision which is intended to come into or continue in force on or after such termination or expiration.

27.7	Termination of this MA shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to claim damages for any breach that existed on or before the date of termination.

28.	AMENDMENT

No amendment to this MA shall be effective unless it is in writing and signed by the Parties.

29.	WAIVER

29.1	A waiver of any right or remedy under this MA or by law is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.

29.2	A failure or delay by a Party to exercise any right or remedy provided under this MA or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this MA or by law shall prevent or restrict the further exercise of that or any other right or remedy.

30.	NOTICES

30.1	Any notice to be given under this MA or any Product Order shall be:

30.1.1	in writing in the English language;

30.1.2	signed by or on behalf of the Party giving it; and

30.1.3	addressed to the other Party at its registered office or such other address as may have been notified for these purposes, marked for the attention of the CEO of the Purchaser, with a copy to General Counsel, Sterling Pharma Solutions Limited, Sterling Place, Dudley, Northumberland, NE23 7QG, United Kingdom1 (in the case of the Supplier), and for the attention of Purchaser’s counsel, Horn & Co. Law Offices, Amot Investments Tower, 2 Weizmann St. , 24th Floor, Tel-Aviv 6423902, Israel (in the case of the Purchaser).

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30.2	A notice shall either be:

30.2.1	delivered by hand;

30.2.2	sent by registered or certified United States mail to an address in the United States with return receipt requested;

30.2.3	sent by reputable international overnight courier (if notice is to be served by post to an address outside the country from which it is sent); or

30.2.4	sent be electronic email or facsimile.

30.3	A notice shall be deemed to have been received:

30.3.1	if delivered by hand, upon signature of a delivery receipt;

30.3.2	if sent by registered or certified United States mail to an address in the United States, at 9.00am on the third (3rd) Business Day after posting;

30.3.3	if sent by reputable international overnight courier to an address outside the country from which it is sent, on signature of a delivery receipt;

30.3.4	if sent be email or facsimile, at 9.00am on the first (1st) Business Day after sending,

provided that a notice delivered or posted, as appropriate, after 5.00pm on any Business Day or on a non-Business Day shall be deemed delivered or posted, as appropriate, at 9.00am on the next Business Day.

31.	RELATIONSHIP OF THE PARTIES

Nothing in this MA or any Product Order is intended to, or shall be deemed to, establish any partnership between any of the Parties, or constitute any Party to this MA the agent, fiduciary or employee of any other Party to this MA. No Party to this MA will have any authority to impose any obligation to a third party on any other Party to this MA.

32.	ASSIGNMENT AND SUBCONTRACTING

32.1	Neither party will assign or transfer any rights or obligations under this MA without the other Party’s prior written consent (not to be unreasonably withheld); except that either Party may assign or transfer any rights or obligations under this MA without such consent to an Affiliate or to its successor in interest by way of merger, acquisition or sale of all or substantially all of its assets to which this MA relates.

32.2	Subject to Purchaser’s prior written consent, the Supplier’s Affiliates may, from time to time, fulfil the Supplier’s obligations under this MA.

33.	ENTIRE AGREEMENT

33.1	This MA, the Product Orders, the Price List the Quality Agreements and any documents appended or expressly incorporated herein or therein constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, arrangements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

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33.2	Each Party agrees that it does not rely on and will have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this MA or the Product Order.

34.	CONFLICT BETWEEN DOCUMENTS

34.1	If and to the extent there is a conflict, discrepancy or inconsistency between any of the provisions of:

34.1.1	the main body of this MA (including the Price List);

34.1.2	any Product Order;

34.1.3	any Quality Agreement; and

34.1.4	any other document or form used by the Parties,

the earlier listed document shall prevail over the later listed document, except:- i) to the extent that a document expressly and specifically states an intent to supersede any prevailing document MA on a specific matter; or ii) with respect to quality assurance and quality compliance matters in connection with the Products supplied by the Supplier, the terms of the Quality Agreement shall have priority over the terms of MA any document or form used by the Parties.

35.	RIGHTS AND REMEDIES

Unless expressly stated in relation to any Section of this MA, the rights and remedies given to the Parties in this MA and any Product Orders are: i) in addition to; ii) without prejudice to; and

iii) not exclusive of; any and all other rights or remedies given to them whether by this MA, the Product Orders, by law or otherwise, and all such rights and remedies are cumulative.

36.	SEVERABILITY

36.1	Each provision or sub-provision of this MA and each Product Order is severable and distinct from the others.

36.2	If any provision or sub-provision of this MA or any Product Order is or becomes to any extent invalid, illegal or unenforceable under any regulation or applicable law in any jurisdiction, but would be valid, legal and enforceable if the provision or sub-provision were modified, that provision or sub-provision will apply with whatever modification is necessary to make it valid, legal and enforceable. If such modification is not possible, it will be severed from the remainder of this MA or the applicable Product Order (as applicable), and in either case, neither the validity, legality or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provision or sub-provision under the law of any other jurisdiction will be affected.

37.	DISPUTE RESOLUTION

37.1	If any dispute arises in connection with this MA or any Product Order (a Dispute), either Party may by written notice (a Referral Notice) to the other Party refer the matter for resolution.

37.2	Once a Referral Notice has been served in relation to a Dispute, that Dispute shall be referred for resolution to the Representatives (who will be senior individuals in each Party as specified by the respective Parties to this MA at that time). Those Representatives shall meet at the earliest convenient time and in any event within ten (10) days of the date of service of the relevant Referral Notice and shall in good faith attempt to resolve the Dispute.

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37.3	If a Dispute has not been resolved within twenty (20) days of such meeting of the Representatives, the Parties shall be free to seek for any lawful remedy or file any claim in the Competent Courts. The “Competent Courts” of London, England, shall have sole and exclusive jurisdiction to settle any disputes which may arise in connection with this MA or any other document executed by the Parties.

37.4	Nothing in this Section 37 will prevent or delay either Party from:

37.4.1	seeking orders for specific performance, interim or final injunctive relief in any competent court worldwide (and not necessarily in a Competent Court);

37.4.2	exercising any rights it has to terminate this MA, Quality Agreement or a Product Order; or

37.4.3	commencing any proceedings where this is necessary to avoid any loss of claim due to the rules on limitation of actions.

38.	THIRD PARTY RIGHTS

Except as expressly stated in this MA or provided under Section 32, no third party, except any permitted successor or assign of any Party to this MA, has any rights to enforce any term of this MA.

39.	GOVERNING LAW

This MA and any dispute or claim arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

40.	COUNTERPARTS

This MA and each Product Order may be executed in any number of counterparts by the Parties, each of which when executed and delivered shall constitute an original, but all of which together shall constitute one and the same agreement. Delivery of the executed Agreement by electronic means is equally as effective and binding as delivery of an originally-executed Agreement.

41.	ELECTRONIC SIGNATURE

Each Party agrees to execute this MA by electronic signature (whatever form the electronic signature takes), and that this method of signature is conclusive of the Parties’ intention to be bound by this MA.

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IN WITNESS WHEREOF, the Parties have entered into this MA as of the Effective Date.

SUPPLIER

Sterling Wisconsin, LLC

By:	/s/ Andrew Henderson
Name:	Andrew Henderson
Title:	Chief Commercial Officer

PURCHASER

BIOSIGHT LTD.

By:	/s/ Ruth Ben Yakar__& /s/ Roy Golan
Name:	Ruth Ben Yakar__& Roy Golan _____
Title:	CEO______________EVP & CFO___

Appendix 1 – Price List

Appendix 2 – Sample Product Order

Appendix 3 – Template Change Order

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